Exhibit (i)


                       SEWARD & KISSEL LLP
                     ONE BATTERY PARK PLAZA
                       NEW YORK, NY 10004

                    Telephone: (212) 574-1200
                    Facsimile: (212) 480-8421
                         www.sewkis.com


                                                October 30, 2003


AllianceBernstein Premier Growth Fund, Inc.
AllianceBernstein Mid-Cap Growth Fund, Inc.
AllianceBernstein Small Cap Growth Fund, Inc.
AllianceBernstein Technology Fund, Inc.
AllianceBernstein Health Care Fund, Inc.
AllianceBernstein International Premier Growth Fund, Inc.
AllianceBernstein Worldwide Privatization Fund, Inc.
AllianceBernstein New Europe Fund, Inc.
AllianceBernstein Global Small Cap Fund, Inc.
AllianceBernstein All-Asia Investment Fund, Inc.
AllianceBernstein Greater China '97 Fund, Inc.
AllianceBernstein Balanced Shares, Inc.
        1345 Avenue of the Americas
        New York, New York 10105

Ladies and Gentlemen:

     We have acted as counsel for each of the corporations named above (each, a "Company," and collectively, the "Companies") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares, par value per share as set forth in each Company's Charter, of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Advisor Class Common Stock, as applicable, (each a "Class" and collectively the "Shares") of each Company. Each Company is a Maryland corporation and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion is rendered to each Company severally, and not to the Companies jointly.

     As counsel for a Company, we have participated in the preparation of the Post-Effective Amendment to that Company's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i). We have examined the Charter and By-laws of that Company and any amendments and supplements thereto and have relied upon such corporate records of that Company and such other documents and certificates as to factual matters as we have deemed necessary to render the opinion expressed herein.

     Based on such examination, we are of the opinion that the Shares of each Company to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of the relevant Classes of each Company authorized to be issued by that Company in its Charter, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable under the laws of the State of Maryland.

     We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and non-assessability of shares of common stock of corporations formed pursuant the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Part B thereof. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,


                                        /s/ Seward & Kissel LLP
                                        -----------------------
                                            Seward & Kissel LLP


00250.0157 #437339